UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2011

SIGMA LABS, INC.
(Exact name of registrant as specified in its charter)

Nevada	33-2783-S	82-0404220
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Paseo del Sol
Santa Fe, New Mexico 87507

_________________________

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (505) 438-2576

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    Other Events.

On September 7, 2010, Sigma Labs, Inc., a Nevada corporation (the “Company”), filed with the Nevada Secretary of State Amended and Restated Articles of Incorporation of the Company, effective as of September 27, 2010 (the “Amended and Restated Articles”).  The Amended and Restated Articles were intended to, among other things, increase the Company’s authorized shares of Common Stock, $0.001 par value, from 100,000,000 to 750,000,000 shares.  However, the Amended and Restated Articles were not intended to have the effect of concurrently eliminating the Company’s authorized shares of Preferred Stock, $0.001 par value.  As such, the language referring to such Preferred Stock was inadvertently omitted from ARTICLE IV of the Amended and Restated Articles.

On May 25, 2011, the Company filed with the Nevada Secretary of State a Certificate of Correction regarding the foregoing inaccurate description of the Company’s authorized shares.  ARTICLE IV of the Amended and Restated Articles, as corrected by the Certificate of Correction, reads as follows:

“ARTICLE IV
AUTHORIZED SHARES

“The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 760,000,000 shares. Stockholders shall not have any preemptive rights, nor shall stockholders have the right to cumulative voting in the election of directors or for any other purpose.

“The classes and the aggregate number of shares of stock of each class which the corporation shall have authority to issue are as follows:

(a)	750,000,000 shares of common stock, $0.001 par value (‘Common Stock’);

(b)	10,000,000 shares of preferred stock, $0.001 par value (‘Preferred Stock’).

“The Preferred Stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted from time to time by the Board of Directors; and in such resolution or resolutions providing for the issuance of shares of each particular series, the Board of Directors is also expressly authorized to fix: the right to vote, if any; the consideration for which the shares of such series are to be issued; the number of shares constituting such series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action  of  the  Board of Directors; the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on  shares of such series shall be cumulative; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the affairs of the corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of any other class or classes or any other series of stock of the corporation or for any debt securities of the corporation and the terms and conditions, including price and rate of exchange, of such conversion or exchange; whether shares of such series shall be subject to redemption, and the redemption price or prices and other terms of redemption, if any, for shares of such series including, without limitation, a redemption price or prices payable in shares of Common Stock; the terms and amounts of any sinking fund for the purchase or redemption of shares of such series; and any and all other designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof pertaining to shares of such series' permitted by law.

           “The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in these Articles of Incorporation for such purposes, in such amounts, to such persons, corporations or entities, for such consideration, and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law.  The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the corporation.”

A copy of the Certificate of Correction is filed as Exhibit 3.2 to this Current Report on Form 8-K, is incorporated herein by reference, and the preceding summary of the Certificate of Correction is qualified by the full text of Exhibit 3.2.

ITEM 9.01    Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

3.1
Amended and Restated Articles of Incorporation of the Company, as filed with the Nevada Secretary of State on September 7, 2010 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed September 17, 2010, and incorporated herein by reference).

3.2	Certificate of Correction to Amended and Restated Articles of Incorporation, as filed with the Nevada Secretary of State on May 25, 2011.*

*Filed with this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2011	SIGMA LABS, INC. By: /s/ Mark Cola Name: Mark Cola Title: President